EXECUTION COPY

___________________________________________________________________________

Operation Number 36384

AMENDMENT AGREEMENT NO. 1 TO

AGREEMENT ON PLEDGE OF MONIES AT THE BANK ACCOUNTS

between

BALYKSHY L.L.P.

and

JOINT STOCK COMPANY "BANK CENTERCREDIT"

and

EUROPEAN BANK FOR

RECONSTRUCTION AND DEVELOPMENT

Dated 22 October 2009

___________________________________________________________________________

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This AMENDMENT AGREEMENT (the "Amendment Agreement") is dated 22 October 2009 and is made between:

(1)
BALYKSHY L.L.P., a limited liability partnership organized and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Pledgor");

(2)
JOINT STOCK COMPANY "BANK CENTERCREDIT", having its registered address at 100, Shevchenko Str., 050022, Almaty, Republic of Kazakhstan represented by the Director of the Almaty city branch of JSC "Bank CenterCredit" (the "Accounts Bank"); and

(3)
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organization organized and existing pursuant to the Agreement Establishing the European Bank for Reconstruction and Development dated 29 May 1990 and located at One Exchange Square, London EC2A 2JN, United Kingdom (the "Pledgeholder").

The Pledgor, the Accounts Bank and the Pledgeholder are referred to herein as the "Parties" and each as a "Party".

RECITALS

WHEREAS:

(A)
The Pledgor and the Pledgeholder have entered into a loan agreement dated 21 December 2006, as amended by First Amendment to Loan Agreement dated 28 June 2007 and by Second Amendment to Loan Agreement dated 22 October 2009 (the "Loan Agreement"), pursuant to which the Pledgeholder agreed, inter alia, to make available to the Pledgor a loan in an amount not to exceed eighteen million six hundred thousand Dollars (US$18,600,000), upon the terms and subject to the conditions of the Loan Agreement; and

(B)
The Pledgor, the Accounts Bank and the Pledgeholder have entered into an agreement on pledge of monies at the bank accounts dated 15 August 2008 (the "Agreement on Pledge of Monies at the Bank Accounts"), pursuant to which the Pledgor agreed, inter alia, to establish a pledge on the Pledged Assets for the benefit of the Pledgeholder and as security for the Secured Obligations; and

(C)	The Pledgor, the Accounts Bank and the Pledgeholder wish to make certain changes to the Agreement on Pledge of Monies at the Bank Accounts as set forth below.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.  DEFINITIONS

Section 1.01 Definitions

In this Amendment Agreement (including the recitals hereof), terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement on Pledge of Monies at the Bank Accounts.

Section 1.02 Interpretation

In this Amendment Agreement, unless the context otherwise requires:

(a) a reference to "Secured Obligations" or "Pledged Assets" shall include a reference to any part of them.

(b) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c) a reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article, Section of, or Schedule to, this Amendment Agreement;

(d) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(e) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(f) the headings are inserted for convenience of reference only and shall not affect the interpretation of this Amendment Agreement;

(g) a Default is outstanding or continuing until it has been remedied or waived by the Pledgeholder in writing;

(h) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

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(i) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(j) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed; and

(k) all exhibits, supplements and amendments hereto shall form an integral part of this Amendment Agreement.

ARTICLE II. AMENDMENT TO THE AGREEMENT ON PLEDGE OF MONIES AT THE BANK ACCOUNTS

Section 2.01 Variation of definition of "Financing Agreements" of the Agreement on Pledge of Monies at the Bank Accounts

The definition of "Financing Agreements" of the Agreement on Pledge of Monies at the Bank Accounts shall be amended by deleting it in its entirety and replacing it with the following:

"Financing Agreements"
means
(a) this Agreement;
(b) the Loan Agreement, as described in Sections 2.01(a) and 2.02(b) below;
(c) the Investment Agreement dated 28 June 2007, pursuant to which the Pledgeholder agrees to make certain equity investments in the Pledgor, specifically by acquiring a twenty two per cent. (22%) participation interest in the Pledgor and by increasing the charter capital of the Pledgor by a Tenge amount equivalent to ten million Dollars (USD 10,000,000);
(d) the Shareholders Agreement, dated 6 August 2008, pursuant to which the Pledgeholder, the Pledgor, the Shareholder and the Sponsor agree, inter alia, the manner in which the Pledgor is to be operated;
(e) the Put Option Agreement, dated 6 August 2008, pursuant to which the Pledgeholder may require the Sponsor to purchase the participation interest of the Pledgeholder in the Pledgor within an agreed timeframe and for an agreed amount;

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(f) the Deed of Financial and Performance Guarantee, dated 6 August 2008, pursuant to which the Sponsor (as guarantor) provides an irrevocable completion and performance guarantee of amounts owing to the Pledgeholder under the Financing Agreements and amounts needed by the Pledgor for the Project;
(g) the Share Retention Deed, dated 3 October 2008, pursuant to which, inter alia, (i) the Shareholder agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Pledgor (in its capacity as Borrower) without the prior written consent of the Pledgeholder and (ii) the Sponsor agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Shareholder without the prior written consent of the Pledgeholder;
(h) the Subordination Deed, dated 6 August 2008,  pursuant to which each of the Sponsor and the Shareholder agree on the terms thereof to subordinate the payment of amounts payable by the Pledgor (in its capacity as Borrower) to it under the Subordinated Debt (as defined in the Loan Agreement) to the payment of all amounts payable by the Pledgor to the Pledgeholder under the Financing Agreements;
(i) the Agreement on Pledge of Movable Property, dated 15 August 2008, pursuant to which the Pledgor pledges its movable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

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(j) the Agreement on Mortgage of Immovable Property, dated 15 August 2008, pursuant to which the Pledgor mortgages its immovable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement;
(k) the Participation Interest Pledge Agreement, dated 15 August 2008, as amended on 31 March 2009, pursuant to which the Shareholder pledges the participation interest it owns in the Pledgor to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement;
(l) the Insurance Assignment, dated 12 September 2008, pursuant to which the Pledgor assigns by way of security in favour of the Pledgeholder the benefit of all contracts of insurance and insurance policies and any amounts payable under such contracts and policies and any other insurance amounts payable by insurers to the Pledgor;
(m) the Deed of Assignment of Contracts, dated 5 August 2008, pursuant to which the Pledgor assigns by way of security in favour of the Pledgeholder the benefit of the Construction Contract entered into by and between the Pledgor and Datoba Construction LLP on 7 November 2006; all service contracts which have been entered into or will be entered into by and between the Pledgor and marine base service users; and all performance bonds, warranties, guarantees, undertakings and such other agreements which have been entered into or will be entered into by the Pledgor and any other person;

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(n) the Disbursement applications made by the Pledgor under the Loan Agreement and any notices, certificates and applications issued by the Pledgor (in its capacity as Borrower) or any other party to the Pledgeholder in each case in connection with the Loan Agreement or any other Financing Agreement;
(o) the Contribution Account Agreement, dated 7 November 2008, as amended by Supplementary Agreement No. 1 dated 12 December 2008, relating to an account opened by the Pledgor with the Accounts Bank as specified therein for purposes of (i) the Pledgeholder's payment of its contribution to the Pledgor's charter capital, and (ii) the payment by the Shareholder of its contribution to the Pledgor's charter capital;
(p) the Assignment of Site Lease Agreement, dated 20 November 2008, pursuant to which the Pledgor assigns by way of security in favour of the Pledgeholder the benefit of the Site Lease Agreement dated 9 October 2008, entered into by and between the Pledgor and MOBY;
(q) the Pledge Agreement over CREL Account, dated  12 December 2008, pursuant to which the Shareholder pledges its bank accounts as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Pledgor to the Pledgeholder under the Loan Agreement and any other Financing Agreement; and

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(r) any other agreement designated as a Financing Agreement by the Pledgor (in its capacity as Borrower) and the Pledgeholder pursuant to the Loan Agreement, and any of the above may individually be referred to as a "Financing Agreement";"

Section 2.02 Variation of Sub-Section (a) of Section 2.01 (Secured Obligations)

Sub-Section (a) of Section 2.01 (Secured Obligations) of the Agreement on Pledge of Monies at the Bank Accounts shall be amended by deleting it in its entirety and replacing it with the following:

"(a)           The Pledge under this Agreement secures (i) the principal amount of eighteen million six hundred thousand Dollars (USD 18,600,000) payable by the Pledgor in its capacity as borrower under the Loan Agreement plus interest thereon and (ii) all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor under or in connection with the Loan Agreement, including the payment of fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs) including, for the avoidance of doubt, any expenses related to enforcing of the provisions of the Loan Agreement, any payments made under the Loan Agreement which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Pledgeholder."

Section 2.03 Variation to Sub-Section (b) of Section 2.02 (Term)

Sub-Section (b) of Section 2.02 (Term) of the Agreement on Pledge of Monies at the Bank Accounts shall be amended by deleting it in its entirety and replacing it with the following:

"(b)           Without prejudice to Section 2.02(a) or any rights of the Pledgeholder under the Loan Agreement or any other Financing Agreement, the Pledgor in its capacity as borrower shall repay the Loan in eight (8) equal (or as nearly as equal as possible) semi-annual installments on each of 20 May or 20 November (provided, however, if such date falls on a day which is not a Business Day, the payment date shall be the immediately succeeding Business Day).  The first repayment of the Loan shall be made on 20 November 2011 and the final repayment of the Secured Obligations is scheduled for 20 May 2015 (the "Scheduled Repayment Date") as these terms may be amended, restated, supplemented or novated from time to time pursuant to the terms and conditions of the Loan Agreement."

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ARTICLE III. MISCELLANEOUS

Section 3.01 Delivery of Documents

(a) the Pledgor shall deliver, or cause to be delivered as the case may be, to the Pledgeholder (in form and substance satisfactory to the Pledgeholder):

(i)
on the date hereof, a notarized copy of the resolution of the General Meeting of the participants of the Pledgor, approving the amendment to the Agreement on Pledge of Monies at the Bank Accounts and the execution of this Amendment Agreement; and

(ii)
as promptly as practicable after the date hereof, a notarized copy of the certificate of state registration of a movable property pledge and an extract from the pledge register ("reestr zalogov") (the "Pledge Register") expressly reflecting the notation in such Pledge Register of the Pledge in favour of the Pledgeholder pursuant to the Agreement on Pledge of Monies at the Bank Accounts.

Section 3.02 Representations and Warranties

Each of the Pledgor and the Accounts Bank hereby represents and warrants to the Pledgeholder as follows:

(a)           it has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Amendment Agreement and the Agreement on Pledge of Monies at the Bank Accounts as amended by this Amendment Agreement;

(b)           it has taken all necessary action to authorise the execution, delivery and performance by it of this Amendment Agreement and the Agreement on Pledge of Monies at the Bank Accounts as amended by this Amendment Agreement;

(c)           this Amendment Agreement has been duly executed and delivered by it, and subject to the reservations and qualifications set out in the legal opinions of the legal counsels to the Pledgeholder as provided under Article IV (Conditions Precedent) of the Loan Agreement, this Amendment Agreement and the Agreement on Pledge of Monies at the Bank Accounts as amended by this Amendment Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms;

(d)           all consents, authorisations and actions of any kind necessary for its valid execution, delivery and performance of this Amendment Agreement and the Agreement on Pledge of Monies at the Bank Accounts as amended by this Amendment Agreement have been obtained and are in full force and effect;

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(e)           the execution, delivery and performance by it of this Amendment Agreement and the Agreement on Pledge of Monies at the Bank Accounts as amended by this Amendment Agreement do not require the consent or approval of any of its creditors and will not conflict with or constitute a breach or default under or violate any provision of its charter or any agreement, law, rule regulation, order, writ, judgment, injunction, decree, determination or award applicable to it.

(f)           the amendment of the Agreement on Pledge of Monies at the Bank Accounts pursuant to this Amendment Agreement shall not in any way diminish or impair the rights, ranking or priorities of the Pledgeholder under the Agreement on Pledge of Monies at the Bank Accounts; and

(g)           the representations and warranties in Article V (Representations and Warranties) ("Representations and Warranties") of the Agreement on Pledge of Monies at the Bank Accounts are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

Section 3.03 COVENANTS

The Pledgor hereby covenants to the Pledgeholder and agrees that during the Security Period, it shall do all of the following:

(a) The Pledgor shall keep and maintain, at its sole cost and expense, the Authorisations referred to in Section 3.03 (b) in full force and effect throughout the Security Period (or, if required, effect the renewal of such Authorisations);

(b) The Pledgor shall at its own cost and account within ten (10) Business Days of the execution of this Amendment Agreement, register the amendment to the Pledge with the Registration Authority and/or elsewhere if required by Applicable Law.  The Pledgor shall ensure that such registration is a first in time priority in any and all registers or records of the Registration Authority, to secure the first ranking of the Pledge as contemplated in Section 5.01 (First Ranking Pledge) of the Agreement on Pledge of Monies at the Bank Accounts.  The Pledgor shall within ten (10) days after the registration of the amendment to the Pledge with the Registration Authority and/or with any other Authority deliver to the Pledgeholder and permit the Pledgeholder during the Security Period to retain, at the expense and risk of the Pledgor, at any office of the Pledgeholder or with any correspondents or other agents of the Pledgeholder, whether in the United Kingdom, Kazakhstan, or elsewhere, the originals of all related certificates, documents and filings, including this Agreement bearing the registration mark and the certificate of registration of a movable property pledge, confirming such registration.

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(c) The Pledgor shall do, authorise and permit to be done each and every other act or thing and agrees to execute any additional documents or instruments which may be deemed necessary by the Pledgeholder to (i) register the Pledge or any modification, amendment or supplement thereto or any other agreement or document that may be requested by the Pledgeholder in order to implement this Amendment Agreement, to protect or preserve the rights, title and interests of the Pledgeholder with respect to the Pledged Assets and for the purpose of enforcing the Pledgeholder's rights under or in connection with the Agreement on Pledge of Monies at the Bank Accounts and this Amendment Agreement; and (ii) obtain all the consents and authorisations which, in the opinion of the Pledgeholder, are necessary or desirable to comply with Applicable Law with respect to the Pledge.

Section 3.04 Costs

All costs, taxes, charges and duties relating to the Pledge over the Pledged Assets and to the execution, registration, filings, authorizations, consents, notarizations and enforcement of this Amendment Agreement and any of the rights of the Pledgeholder provided for in it shall be borne by the Pledgor.  Provided that if notwithstanding this provision, the Pledgeholder has paid any such costs, taxes, charges or duties, the Pledgor shall immediately upon request of the Pledgeholder, reimburse the Pledgeholder for all such amounts paid in the currency incurred.

Section 3.05 Term of Agreement

The parties hereto agree that this Amendment Agreement shall take effect as of the date hereof.  This Amendment Agreement shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements.

Section 3.06 Continuing Agreement

This Amendment Agreement is an integral part of the Agreement on Pledge of Monies at the Bank Accounts and is supplemental to, and shall be construed as one with the Agreement on Pledge of Monies at the Bank Accounts.  After execution of this Amendment Agreement by both Parties all references to the Agreement on Pledge of Monies at the Bank Accounts and/or in the Agreement on Pledge of Monies at the Bank Accounts to this "Agreement" shall be deemed to be references to the Agreement on Pledge of Monies at the Bank Accounts as amended hereby starting from the effective date referred to in Section 3.05 (Term of Agreement).  The Parties hereby confirm that the Agreement on Pledge of Monies at the Bank Accounts remains unchanged and shall continue in full force and effect as expressly amended by this Amendment Agreement.

Section 3.07 Incorporation of provisions of the Agreement on Pledge of Monies at the Bank Accounts

The provisions of Sections 12.04 (Notices), 12.09 (Arbitration and Jurisdiction), 12.10 (Privileges and Immunities of the Pledgeholder), 12.11 (Waiver of Sovereign Immunity), 12.12 (Reliance) 12.13 (Successor and Assigns) and 12.14 (Rights of Third Parties) of the Agreement on Pledge of Monies at the Bank Accounts shall be deemed incorporated into and to form part of this Amendment Agreement, as if same were set out herein in full, mutatis mutandis, and (without limitation) as if references therein to "this Agreement" were references to this Amendment Agreement.

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Section 3.08 Entire Agreement; Amendment and Waiver

This Amendment Agreement constitute the entire obligations of the Parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.  Any amendment to, or waiver by the Pledgeholder of any of the terms or conditions of, or consent given by the Pledgeholder under, this Amendment Agreement shall be in writing, signed by the Pledgeholder and, in the case of an amendment, by the Pledgor.

Section 3.09 Indemnities and Expenses

The Pledgor shall be liable to indemnify the Pledgeholder on demand against any loss or expense sustained or incurred by the Pledgeholder as a result of:

(i)	a failure by the Pledgor to perform any of its obligations under this Amendment Agreement; or

(ii)	any representation or warranty made in this Amendment Agreement by the Pledgor having been untrue, incorrect or misleading when made.

Section 3.10 Governing Law

This Amendment Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Kazakhstan (including any international treaties to which Kazakhstan is a party and which are in force in the territory of Kazakhstan).

Section 3.11 Language and Counterparts

(a)           This Amendment Agreement shall be drawn up and executed in the English language.  This Amendment Agreement can be executed in another language if it is required by the state authorities for the purpose of registration, in such case the English language original shall be the governing version among the Parties.

(b)           This Amendment Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

 [Signature Page Follows]

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IN WITNESS WHEREOF, the Pledgor, the Accounts Bank and the Pledgeholder have caused this Amendment Agreement to be executed by their duly authorised representatives as of the date first above written.

Executed by                                                      )

BALYKSHY L.L.P. acting by                        )

authorised signatory                                        )                      _________________________

Name:                                                                                                                                [seal]

Title:

Executed by                                                      )

JOINT STOCK COMPANY                         )

"BANK CENTERCREDIT"                           )

acting by authorised signatory(ies)              )

_________________________

Name:                                                                                                                                  [seal]

Title:

Executed by                                                      )

EUROPEAN BANK                                         )

FOR RECONSTRUCTION                            )

AND DEVELOPMENT                                   )

acting by authorised signatory                      )

_________________________

Name:

Title:

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